GCP Applied Technologies Reports Preliminary Third Quarter 2021
Financial and Operating Results

Alpharetta, GA - November 3, 2021 - GCP Applied Technologies Inc. (NYSE: GCP) (GCP or the Company), a leading global provider of construction products, today announced preliminary financial and operating results for the third quarter 2021.

Third Quarter 2021 Highlights

•Net sales of $249.6 million, an increase of 0.5%
•Selling, general and administrative expenses of $59.2 million, a decrease of 8.5%
•Income from continuing operations attributable to GCP shareholders of $7.8 million
•Adjusted EBIT* of $24.5 million
•Adjusted EPS of $0.19

For the three months ended September 30, 2021, GCP reported net sales of $249.6 million compared with $248.4 million in the prior year quarter. Net Sales Constant Currency* were $246.1 million versus $248.4 million, a decrease of 0.9% over the prior year quarter. Income from continuing operations attributable to GCP shareholders was $7.8 million compared with $100.0 million in the third quarter of 2020, while Adjusted EBIT* was $24.5 million, a decrease of 31.9% versus prior year quarter. Adjusted EBITDA* totaled $35.8 million, a decrease of 25.3% over the prior year quarter. Diluted earnings per share from continuing operations attributable to GCP shareholders was $0.10 compared with $1.36 in the third quarter of 2020, while Adjusted EPS* was $0.19 compared with $0.31 in the prior year quarter.

"Demand was in line with forecast across both our business segments during the third quarter 2021 despite impacts in certain geographies due to intermittent pandemic restrictions and supply chain disruptions. During the quarter we improved average selling price, lowered selling, general and administrative costs, and we continued to drive productivity improvements in our operations," commented Simon Bates, GCP’s President and Chief Executive Officer. "Despite the continued positive momentum from the first half of the year the impact of cost inflation, specifically raw material prices and logistics, and supply chain disruptions were severe. The combination of these factors had some impact on revenues, but a significant impact on margins. The largest impact was in our Specialty Construction Chemicals segment."

"We are pleased with the resilience of our Specialty Buildings Materials segment. Both the revenues and profit year to date are well above prior year. With respect to cost inflation we have announced new price increases in all regions. However, the effect of the ongoing global supply chain disruptions and continued increases in the cost of raw materials and freight transportation have outpaced our mitigating efforts and we expect margin headwinds to continue through the fourth quarter."

"Looking into 2022 we will continue to focus on repositioning the business for growth through the combination of organizational capability and customer focus, coupled with strategic use of our strong balance sheet, including M&A," Bates concluded.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Total GCP Applied Technologies
($ millions)

	3Q 2021	3Q 2020	% Change
Net sales	$249.6	$248.4	0.5%
Net Sales Constant Currency*	$246.1	$248.4	(0.9)%
Gross margin	33.9%	41.0%	(710) bps
Income from continuing operations attributable to GCP shareholders	$7.8	$100.0	(92.2)%
Income from continuing operations attributable to GCP shareholders as a percentage of net sales	3.1%	40.3%	(3,720) bps
Diluted EPS from continuing operations attributable to GCP shareholders	$0.10	$1.36	(92.6)%
Adjusted EPS*	$0.19	$0.31	(38.7)%
Adjusted EBIT*	$24.5	$36.0	(31.9)%
Adjusted EBIT Margin*	9.8%	14.5%	(470) bps
Adjusted EBITDA*	$35.8	$47.9	(25.3)%
Adjusted EBITDA Margin*	14.3%	19.3%	(500) bps

Third Quarter 2021 Financial Update

•Net sales were $249.6 million, an increase of 0.5% compared with the prior year quarter primarily attributable to favorable pricing and foreign currency translation, partially offset by lower volumes primarily in North America and Asia Pacific, partially offset by an increase in Latin America.
•Gross margin was 33.9%, a decrease of 710 basis points compared with the prior year quarter, was primarily due to higher raw material and logistics costs.
•Selling, general and administrative costs were $59.2 million, a decrease of 8.5% compared with the prior year quarter, was primarily due to lower employee-related costs resulting from restructuring programs and lower incentive compensation costs. These favorable impacts were partially offset by higher acquisition-related costs and facility costs related to the exit of the Cambridge, MA corporate headquarters.
•Income from continuing operations attributable to GCP shareholders was $7.8 million compared with $100.0 million in the prior year quarter. The prior year period included $82.5 million in gains from the sale of the Cambridge, MA corporate headquarters.
•Adjusted EBIT* was $24.5 million, a decrease of 31.9% compared with the prior year quarter, was primarily due to lower Specialty Construction Chemical ("SCC") and lower Specialty Building Material ("SBM") operating income. Adjusted EBIT Margin* decreased by 470 basis points to 9.8% compared with the prior year quarter.
•Adjusted EBITDA* was $35.8 million, a decrease of 25.3% compared with the prior year quarter. Adjusted EBITDA Margin* decreased by 500 basis points to 14.3% compared with the prior year quarter. The decrease was due to lower Adjusted EBIT*.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Third Quarter and YTD Segment Performance

Specialty Construction Chemicals
($ Millions)

	3Q 2021	3Q 2020	% Change
Net sales	$142.0	$138.3	2.7%
Net Sales Constant Currency*	$140.1	$138.3	1.3%
Gross margin	31.0%	40.0%	(900) bps
Segment operating income	$7.7	$18.8	(59.0)%
Segment operating margin	5.4%	13.6%	(820) bps

•Net sales were $142.0 million, an increase of 2.7% compared with the prior year quarter due to favorable impact of price increases and foreign currency translation.
•Gross margin decreased 900 basis points to 31.0% compared with the prior year quarter primarily due to higher raw material costs.
•Segment operating margin decreased 820 basis points compared with the prior year quarter primarily due to higher raw materials costs.

SCC YTD

~~•~~Net sales were $410.5 million, an increase of 8.1% compared with the prior-year period primarily due to higher volumes in EMEA, Asia Pacific, and Latin America, as well as the favorable impact of foreign currency translation.
~~•~~Gross margin decreased 460 basis points to 34.5% from the prior year period primarily due to higher raw material and logistics costs partially offset by price and volume.
~~•~~Segment operating margin decreased 280 basis points compared with the prior year period due to lower gross margin offset by a 200 basis points improvement achieved through greater operating leverage due to increased volume in the period.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ Millions)

	3Q 2021	3Q 2020	% Change
Net sales	$107.6	$110.1	(2.3)%
Net Sales Constant Currency*	$106.0	$110.1	(3.7)%
Gross margin	37.9%	42.5%	(460) bps
Segment operating income	$20.9	$25.6	(18.4)%
Segment operating margin	19.4%	23.3%	(390) bps

•Net sales were $107.6 million, a decrease of 2.3%, compared with the prior-year quarter primarily due to lower volumes in most regions, partially offset by favorable impact of foreign currency translation and pricing.
•Gross margin decreased 460 basis points to 37.9% from the prior year quarter primarily due to higher raw material costs.
•Segment operating margin decreased 390 basis points compared with the prior year quarter primarily due to higher raw material costs.

SBM YTD

~~•~~Net sales were $315.3 million, an increase of 12.2% compared with the prior-year period primarily due to higher volumes in all regions and the favorable impact of foreign currency translation.
~~•~~Gross margin decreased 160 basis points to 39.2% from the prior year period primarily due to higher raw material costs partially offset by higher volumes.
•Segment operating margin increased 80 basis points compared with the prior year period primarily due to higher sales offset by higher raw material costs.
*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Capital Allocation and Liquidity

GCP remains committed to maintaining a disciplined approach to capital allocation and preserving the Company's strong balance sheet. GCP's cash balance at the end of the third quarter 2021 was $481.5 million. GCP has access to additional liquidity in the form of a $350 million revolving credit facility maturing in 2023, along with other non-US credit facilities of $40.3 million, which brings total liquidity sources to approximately $869.0 million as of September 30, 2021.

Revisions of Previously Issued Consolidated Financial Statements

In connection with the preparation of the consolidated financial statements for the year ended December 31, 2020, the Company identified expense accrual and other adjustments in its previously filed unaudited quarterly consolidated financial statements for the first three quarterly periods of 2020. Please refer to the Quarterly Report on Form 10-Q for the nine months ended September 30, 2021 to be filed with the United States Securities and Exchange Commission for more information.

Third Quarter 2021 Results Conference Call

GCP has scheduled a conference call at 10:00 a.m. ET today to review its third quarter 2021 results. The conference call can be heard live through a link on the GCP website, by visiting the “Events and Presentations” section at investor.gcpat.com. The call may also be accessed by dialing +1 (844) 887-9408 domestically, or +1 (412) 317-9261 internationally. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time. In addition, GCP’s slides for the third quarter 2021 can be found on the Company’s website.

A replay of the conference call will be available until November 9, 2021, by dialing +1 (877) 344-7529 domestically, or +1 (412) 317-0088 internationally and then entering conference ID# 10160300. A webcast replay will also be available in the “Events and Presentations” section of the Company’s website for approximately three months.

Contact

Investors Relations
William I. Kent, IRC
Vice President, Investor Relations
T +1 (617) 498-4344
investors@gcpat.com

About GCP Applied Technologies
GCP Applied Technologies (NYSE: GCP) is a leading global provider of construction products technologies that include admixtures and additives for concrete and cement, the Verifi® in-transit concrete management system, high-performance waterproofing products, and specialty construction products. GCP products have been used to build some of the world’s most renowned structures.

For more information, visit GCP's website at www.gcpat.com.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; the potential impacts of global supply chain disruptions, increased cost inflation and potential price increases; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus ("COVID-19") pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K for the year ended December 31, 2020 as well as GCP’s subsequent filings and quarterly reports and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in millions, except per share amounts)
Net sales	$249.6	$248.4	$725.8	$660.5
Cost of goods sold	165.1	146.6	461.7	398.5
Gross profit	84.5	101.8	264.1	262.0
Selling, general and administrative expenses	59.2	64.7	190.0	198.8
Restructuring and reposition expenses	6.7	7.8	22.6	15.0
Interest expense and related financing costs	5.6	5.6	16.8	16.3
Gain on sale of corporate headquarters	—	(110.2)	—	(110.2)
Other expense, net	3.6	2.7	5.2	6.4
Total costs (income)	75.1	(29.4)	234.6	126.3
Income from continuing operations before income taxes	9.4	131.2	29.5	135.7
Income tax expenses	(1.6)	(31.0)	(9.6)	(34.0)
Income from continuing operations	7.8	100.2	19.9	101.7
Loss from discontinued operations, net of income taxes	(0.1)	(0.1)	(0.3)	(0.4)
Net income	7.7	100.1	19.6	101.3
Less: Net income attributable to noncontrolling interests	—	(0.2)	(0.2)	(0.4)
Net income attributable to GCP shareholders	$7.7	$99.9	$19.4	$100.9

Amounts Attributable to GCP Shareholders:
Income from continuing operations attributable to GCP shareholders	7.8	100.0	19.7	101.3
Loss from discontinued operations, net of income taxes	(0.1)	(0.1)	(0.3)	(0.4)
Net income attributable to GCP shareholders	$7.7	$99.9	$19.4	$100.9

Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
Income from continuing operations attributable to GCP shareholders	$0.11	$1.37	$0.27	$1.39
Loss from discontinued operations, net of income taxes	(0.01)	—	(0.01)	(0.01)
Net income attributable to GCP shareholders	$0.10	$1.37	$0.26	$1.38

Weighted average number of basic shares	73.5	73.0	73.3	72.9

Diluted earnings per share:
Income from continuing operations attributable to GCP shareholders	$0.11	$1.37	$0.27	$1.39
Loss from discontinued operations, net of income taxes	(0.01)	—	(0.01)	$(0.01)
Net income attributable to GCP shareholders	$0.10	$1.36	0.26	1.38

Weighted average number of diluted shares	73.6	73.2	73.5	73.1

GCP Applied Technologies Inc.
Consolidated Balance Sheets (unaudited)

	September 30, 2021	December 31, 2020
	(In millions, except par value and shares)
ASSETS
Current Assets
Cash and cash equivalents	$481.5	$482.7
Trade accounts receivable, net	168.5	169.4
Inventories	130.0	98.4
Other current assets	50.4	41.2
Total Current Assets	830.4	791.7
Properties and equipment, net	215.1	225.6
Goodwill	209.7	215.0
Technology and other intangible assets, net	63.2	70.9
Other assets	123.1	114.4
Total Assets	$1,441.5	$1,417.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current maturities of long-term debt	$2.7	$2.8
Accounts payable	90.9	87.8
Other current liabilities	126.4	133.8
Total Current Liabilities	220.0	224.4
Long-term debt	348.9	348.9
Defined benefit pension plans	64.9	62.9
Unrecognized tax benefits	41.2	41.0
Income taxes payable	24.1	28.4
Other liabilities	75.7	57.9
Total Liabilities	774.8	763.5
Commitments and Contingencies
Stockholders' Equity
Preferred stock, par value $0.01; 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 73,505,485 and 73,082,066, respectively	0.7	0.7
Paid-in capital	72.0	61.9
Accumulated earnings	729.7	710.3
Accumulated other comprehensive loss	(126.0)	(110.5)
Treasury stock	(12.3)	(10.7)
Total GCP's Shareholders' Equity	664.1	651.7
Noncontrolling interests	2.6	2.4
Total Stockholders' Equity	666.7	654.1
Total Liabilities and Stockholders' Equity	$1,441.5	$1,417.6

GCP Applied Technologies Inc.
Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
	2021	2020
	(in millions)
OPERATING ACTIVITIES
Net income	$19.6	$101.3
Less: Loss from discontinued operations	(0.3)	(0.4)
Income from continuing operations	19.9	101.7
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	33.7	34.5
Deferred income taxes	(5.7)	21.9
Stock-based compensation expense	4.4	3.8
Unrealized loss on foreign currency	2.3	2.7
Amortization of debt discount and financing costs	1.1	1.1
Loss (gain) on disposal of property and equipment	0.8	(109.7)
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	(4.2)	8.6
Inventories	(34.4)	3.2
Accounts payable	5.4	(3.9)
Pension and postretirement plans, net	3.0	(12.4)
Other assets and liabilities, net	(0.5)	7.8
Net cash provided by operating activities from continuing operations	25.8	59.3
Net cash used in operating activities from discontinued operations	(0.3)	(2.5)
Net cash provided by operating activities	25.5	56.8
INVESTING ACTIVITIES
Capital expenditures	(23.9)	(28.0)
Proceeds from sale of corporate headquarters, net of transaction costs	—	122.5
Other investing activities	0.1	0.4
Net cash (used in) provided by investing activities from continuing operations	(23.8)	94.9
FINANCING ACTIVITIES
Proceeds from exercise of stock options	4.6	1.1
Share repurchases	(1.6)	—
Borrowings under credit arrangements	0.5	1.5
Repayments under credit arrangements	(0.5)	—
Payments on finance lease obligations	(0.5)	(0.6)
Change in bank overdraft	0.4	—
Other financing activities	(0.7)	(1.3)
Net cash provided by financing activities from continuing operations	2.2	0.7
Effect of currency exchange rate changes on cash and cash equivalents	(5.1)	(4.0)
(Decrease) increase in cash and cash equivalents	(1.2)	148.4
Cash and cash equivalents, beginning of period	482.7	325.0
Cash and cash equivalents, end of period	$481.5	$473.4
Supplemental disclosure of non-cash financing activities:
Property and equipment purchases unpaid and included in accounts payable	$5.2	$4.9
Operating lease right of use assets obtained in exchange for new lease obligations	$20.9	$12.9

Analysis of Operations
The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the three and nine months ended September 30, 2021 and 2020.
Segment operating margin is defined as segment operating income divided by segment net sales. It represents an operating performance measure related to ongoing earnings and trends in GCP operating segments that are engaged in revenue generation and other core business activities. The Company uses this metric to allocate resources between the segments and assess its strategic and operating decisions related to core operations of its business.
Non-GAAP Financial Measures
In this press release, the Company refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses U.S. GAAP and non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes since non-GAAP measures provide additional transparency to GCP's core operations. These non-GAAP financial measures do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of GCP's performance. Investors should review the reconciliation of GCP’s non-GAAP financial measures to the comparable U.S. GAAP financial measures and should not rely on any single financial measure to evaluate GCP’s business.

In the tables below, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Net Sales Constant Currency - is defined as current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.

•Adjusted EBIT - is defined as net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses, and asset write offs; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; (xiii) gain on sale of corporate headquarters, net of related costs; and (xiv) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and determine performance-based employee compensation. The Company uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of its strategic and operating decisions.

•Adjusted EBITDA - is defined as Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

•Adjusted Earnings Per Share - is defined as earnings per share ("EPS") from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset write offs; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) shareholder activism and other related costs; (xi) certain discrete tax items; (xii) gain on sale of corporate headquarters, net of related costs; and (xiii) certain other items that are not representative of underlying trends. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.

•Adjusted Gross Profit - is defined as gross profit adjusted for: (i) corporate and pension-related costs included in cost of goods sold; (ii) loss in Venezuela included in cost of goods sold; (iii) amortization of acquired inventory fair value adjustment; and (iv) certain other items that are not representative of underlying trends. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. GCP uses this performance measure to understand trends and changes and to make business decisions regarding core operations.

•Adjusted Free Cash Flow - is defined as net cash provided by or used in operating activities minus capital expenditures plus: (i) cash paid for restructuring and repositioning, third party and other acquisition-related costs, costs related to legacy product, environmental and other claims, as well as certain other items that are not representative of underlying trends, net of related cash taxes; (ii) capital expenditures related to repositioning; and (iii) accelerated payments under defined benefit pension arrangements. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.

Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Gross Profit and Adjusted Gross Margin do not purport to represent income measures as defined in accordance with U.S. GAAP. These measures are provided to investors and others to improve the quarter-to-quarter, year-to-year, and peer-to-peer comparability of the Company's financial results and to ensure that investors understand the information it uses to evaluate the performance of its businesses.

Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities which historically have been a material component of the Company's net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. The Company's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of the Company costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured in accordance with U.S. GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured in accordance with U.S. GAAP for a complete understanding of its results of operations.

The Company does not provide U.S. GAAP financial information on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

GCP Applied Technologies Inc.
Analysis of Operations (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
	(in millions, except per share amounts)
Net sales:
SCC	$142.0	$138.3	2.7%	$410.5	$379.6	8.1%
SBM	107.6	110.1	(2.3)%	315.3	280.9	12.2%
Total GCP net sales	$249.6	$248.4	0.5%	$725.8	$660.5	9.9%
Net sales by region:
North America	$136.6	$141.2	(3.3)%	$386.8	$372.7	3.8%
Europe Middle East Africa (EMEA)	50.2	47.4	5.9%	148.9	126.3	17.9%
Asia Pacific	45.0	47.4	(5.1)%	144.3	127.4	13.3%
Latin America	17.8	12.4	43.5%	45.8	34.1	34.3%
Total net sales by region	$249.6	$248.4	0.5%	$725.8	$660.5	9.9%
Net Sales Constant Currency:
SCC	$140.1	$138.3	1.3%	$402.6	$379.6	6.1%
SBM	106.0	110.1	(3.7)%	307.9	280.9	9.6%
Total GCP Net Sales Constant Currency (non-GAAP)	$246.1	$248.4	(0.9)%	$710.5	$660.5	7.6%
Profitability performance measures:
Adjusted EBIT (A):
SCC	$7.7	$18.8	(59.0)%	$29.1	$37.7	(22.8)%
SBM	20.9	25.6	(18.4)%	60.2	51.3	17.3%
Corporate costs (B)	(2.6)	(7.1)	(63.4)%	(16.6)	(19.7)	(15.7)%
Certain pension costs (C)	(1.5)	(1.3)	15.4%	(4.4)	(3.9)	12.8%
Adjusted EBIT (non-GAAP)	$24.5	$36.0	(31.9)%	$68.3	$65.4	4.4%
Restructuring and reposition expenses	(6.7)	(7.8)	(14.1)%	(22.6)	(15.0)	50.7%
Interest expense, net	(5.5)	(5.3)	3.8%	(16.3)	(15.1)	7.9%
Provision for income taxes	(1.6)	(31.0)	(94.8)%	(9.6)	(34.0)	(71.8)%
Third-party and other acquisition-related costs	(2.9)	—	(100.0)%	(3.4)	(0.7)	NM
Gain on sale of corporate headquarters	—	110.2	(100.0)%	—	110.2	(100.0)%
Shareholder activism and other related costs (D)	—	(2.1)	100.0%	—	(9.5)	100.0%
Gain on Brazil tax recoveries (E)	—	—	—%	3.3	—	100.0%
Income from continuing operations attributable to GCP shareholders	$7.8	$100.0	(92.2)%	$19.7	$101.3	(80.6)%
Income from continuing operations attributable to GCP shareholders as a percentage of net sales	3.1%	40.3%	(3720) bps	2.7%	15.3%	(1260) bps
Diluted EPS from continuing operations (U.S. GAAP)	$0.10	$1.36	(92.6)%	$0.26	$1.38	(81.2)%
Adjusted EPS (non-GAAP)	$0.19	$0.31	(38.7)%	$0.51	$0.50	2.0%

GCP Applied Technologies Inc.
Analysis of Operations (unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
	(in millions)
Adjusted profitability performance measures:
Gross Profit:
SCC	$44.0	$55.3	(20.4)%	$141.6	$148.6	(4.7)%
SBM	40.8	46.8	(12.8)%	123.6	114.6	7.9%
Adjusted Gross Profit (non-GAAP)	$84.8	$102.1	(16.9)%	$265.2	$263.2	0.8%
Corporate costs and pension costs in cost of goods sold (C)	(0.3)	(0.3)	—%	(1.1)	(1.2)	(8.3)%
Total GCP Gross Profit (U.S. GAAP)	$84.5	$101.8	(17.0)%	$264.1	$262.0	0.8%
Gross Margin:
SCC	31.0%	40.0%	(900) bps	34.5%	39.1%	(460) bps
SBM	37.9%	42.5%	(460) bps	39.2%	40.8%	(160) bps
Adjusted Gross Margin (non-GAAP)	34.0%	41.1%	(710) bps	36.5%	39.8%	(330) bps
Corporate costs and pension costs in cost of goods sold	(0.1)%	(0.1)%	— bps	(0.2)%	(0.2)%	— bps
Total GCP Gross Margin (U.S. GAAP)	33.9%	41.0%	(710) bps	36.4%	39.7%	(330) bps
Adjusted EBIT (A)(B)(C):
SCC	$7.7	$18.8	(59.0)%	$29.1	$37.7	(22.8)%
SBM	20.9	25.6	(18.4)%	60.2	51.3	17.3%
Corporate and certain pension costs	(4.1)	(8.4)	(51.2)%	(21.0)	(23.6)	(11.0)%
Total GCP Adjusted EBIT (non-GAAP)	$24.5	$36.0	(31.9)%	$68.3	$65.4	4.4%
Depreciation and amortization:
SCC	$6.9	$7.0	(1.4)%	$20.6	$20.2	2.0%
SBM	3.8	3.8	—%	11.4	11.0	3.6%
Corporate	0.6	1.1	(45.5)%	1.7	3.3	(48.5)%
Total GCP depreciation and amortization	$11.3	$11.9	(5.0)%	$33.7	$34.5	(2.3)%
Adjusted EBITDA:
SCC	$14.6	$25.8	(43.4)%	$49.7	$57.9	(14.2)%
SBM	24.7	29.4	(16.0)%	71.6	62.3	14.9%
Corporate and certain pension costs	(3.5)	(7.3)	(52.1)%	(19.3)	(20.3)	(4.9)%
Total GCP Adjusted EBITDA (non-GAAP)	$35.8	$47.9	(25.3)%	$102.0	$99.9	2.1%
Adjusted EBIT Margin:
SCC	5.4%	13.6%	(820) bps	7.1%	9.9%	(280) bps
SBM	19.4%	23.3%	(390) bps	19.1%	18.3%	80 bps
Total GCP Adjusted EBIT Margin (non-GAAP)	9.8%	14.5%	(470) bps	9.4%	9.9%	(50) bps
Adjusted EBITDA Margin:
SCC	10.3%	18.7%	(840) bps	12.1%	15.3%	(320) bps
SBM	23.0%	26.7%	(370) bps	22.7%	22.2%	50 bps
Total GCP Adjusted EBITDA Margin (non-GAAP)	14.3%	19.3%	(500) bps	14.1%	15.1%	(100) bps

(A)GCP segment operating income includes only its share of income of consolidated joint ventures.
(B)Management allocates certain corporate costs to each operating segment to the extent such costs are directly attributable to the segments.
(C)Certain pension costs include only ongoing costs, recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. “Corporate costs and pension costs in cost of goods sold" represent service costs related to GCP manufacturing employees. Corporate costs do not include any amounts for pension expense. Other pension-related costs, including annual mark-to-market adjustments, gains or losses from curtailments and terminations, as well as other related costs, are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of GCP businesses and significantly affect the peer-to-peer and period-to-period comparability of its financial results. Mark-to-market adjustments and other related costs are primarily attributable to changes in financial market values and actuarial assumptions and are not directly related to the operation of GCP businesses.
(D)Shareholder activism and other related costs consist primarily of professional fees incurred in connection with the actions by certain of GCP shareholders seeking changes in the composition of our Board of Directors and nomination of candidates to stand for election at the 2020 Annual Shareholders' Meeting, as well as other related matters.
(E)Gain on Brazil tax recoveries, net relate to a favorable court decision granting GCP the right to recover $3.3 million of state value-added tax. Refer to Note 9 for additional information.
bps    Basis points, defined as one hundredth of one percent.
NM    Not meaningful.

GCP Applied Technologies Inc.
Analysis of Operations (unaudited) (continued)

	Nine Months Ended September 30,
	2021	2020
	(in millions)
Cash flow measure:
Net cash provided by operating activities from continuing operations	$25.8	$59.3
Capital expenditures	(23.9)	(28.0)
Cash paid for restructuring and repositioning	21.7	11.6
Cash paid for third-party and other acquisition-related costs	2.3	0.7
Capital expenditures related to repositioning	0.3	4.0
Cash paid for shareholder activism and other related costs (1)	—	10.4
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs, shareholder activism and other related costs	(3.2)	(5.6)
Adjusted Free Cash Flow (non-GAAP)	$23.0	$52.4
___________________________________________________________________________________________________________________
(1)Shareholder activism and other related costs consist primarily of professional fees incurred in connection with the actions by certain of GCP shareholders seeking changes in the composition of its Board of Directors and nomination of candidates to stand for election at the 2020 Annual Shareholders' Meeting, as well as other related matters.

GCP Applied Technologies Inc.
Adjusted Earnings Per Share (unaudited)

	Three Months Ended September 30,
	2021				2020
	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
	(In millions, except per share amounts)
Diluted EPS from continuing operations (U.S. GAAP)				$0.10				$1.36
Restructuring expenses and asset write offs	6.7	1.6	5.1	0.07	7.8	1.9	5.9	0.08
Third-party and other acquisition-related costs	2.9	0.7	2.2	0.03	—	—	—	—
Discrete tax and other items, including adjustments to uncertain tax positions	—	1.1	(1.1)	(0.01)	—	1.9	(1.9)	(0.03)
Gain on sale of corporate headquarters	—	—	—	—	110.2	27.7	82.5	(1.12)
Shareholder activism and other related costs	—	—	—	—	2.1	0.5	1.6	0.02
Adjusted EPS (non-GAAP)				$0.19				$0.31

	Nine Months Ended September 30, 2021
	2021				2020
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (U.S. GAAP)				$0.26				$1.38
Restructuring and repositioning expenses	22.6	5.6	17.0	0.23	15.0	3.8	11.2	0.15
Third-party and other acquisition-related costs	3.4	0.9	2.5	0.03	0.7	0.2	0.5	0.01
Gain on Brazil tax recoveries	(3.3)	(1.1)	(2.2)	(0.03)	—	—	—	—
Shareholder activism and other related costs	—	—	—	—	9.5	2.4	7.1	0.10
Gain on sale of corporate headquarters	—	—	—	—	(110.2)	(27.7)	(82.5)	(1.13)
Discrete tax and other items, including adjustments to uncertain tax positions	—	(1.6)	1.6	0.02	—	0.4	(0.4)	(0.01)
Adjusted EPS (non-GAAP)				$0.51				$0.50